UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

OXIS INTERNATIONAL, INC.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-08092 (Commission File Number)	94-1620407 (IRS Employer I.D. No.)
___________________________

468 No. Camden Drive
Beverly Hills, California 90210
Phone: (310) 860-5184
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.02 Resignation of Director and Officer; Appointment of Officers.

On November 19, 2014, Kenneth Eaton resigned his positions as Chief Executive Officer and Board member to turn his attention to new opportunities.  On the same day, the Board of Directors elected Anthony J. Cataldo as the Company’s new Chief Executive Officer, in which capacity he will serve concurrently with his position of Board Chairman.  Also the same day, Steven Weldon was elected President, in which position he will serve concurrently with his position as Chief Financial Officer.

Anthony J. Cataldo, was first appointed to the Board of Directors on July 31, 2014.  Before that, from February 2011 to June 2013, Mr. Cataldo served as Chairman and CEO/ Founder of Genesis Biopharma, Inc., now known as Lion Biotechnologies, Inc. trading symbol, LBIO.  Mr. Cataldo created Lion/Genesis with the inclusion of assets purchase from the National Cancer Institute for their novel treatment of Stage Four Cancer treatment for melanoma.

Mr. Cataldo also served as Chairman of the board of directors of Brand Partners Group, Inc., a provider of integrated products and services dedicated to providing financial services and traditional retail clients with turn-key environmental solutions, from October 2003 through August 2006.

Mr. Cataldo also served as non-executive co-chairman of the board of MultiCell Technologies, Inc., a supplier of functional, non-tumorigenic immortalized human hepatocytes from February 2005 through July 2006.  Mr. Cataldo has also served as Executive Chairman of Calypte Biomedical Corporation, a publicly traded biotechnology company, involved in the development and sale of urine based HIV-1 screening tests from May 2001 through November 2004.  Mr. Cataldo served as the Chief Executive Officer and Chairman of the Board of Directors of Miracle Entertainment, Inc., a Canadian film production company, from May 1999 through May 2002 where he was the executive producer of several motion pictures. From August 1995 to December 1998, Mr. Cataldo served as President and Chairman of the Board of Senetek, PLC, a publicly traded biotechnology company involved in age-related therapies. Mr. Cataldo is 63 years of age.

Steven Weldon was appointed to the Board of Directors in September, 2014 and as Chief Financial Officer in November, 2014.  Mr. Weldon, has over 15 years of financial and accounting experience.  The majority of his career has been focused on tax planning, preparation, and CFO consulting.  Mr. Weldon’s financial background includes experience in managerial, private accounting and planning.  He has served on the board of several publicly traded companies as both, Chief Executive Officer and Chief Financial Officer.  For several years, he taught accounting and tax courses to undergraduate students at Florida Southern College.  He received his Bachelor of Science degree and his Masters in Business Administration from Florida Southern College.   Mr. Weldon was appointed as Chief Financial Officer and as a member of the board of directors of Growblox Sciences, Inc., a Delaware corporation in September 2005 and served in both positions until November 2014.  Mr. Weldon also served as chief executive officer of Growblox Sciences from December 29, 2009, through May 2, 2011, and from April 18, 2012, through March 13, 2014.  Mr. Weldon is 39 years of age.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                            Oxis International, Inc.

Dated: November 20, 2014                                                                             By:    /s/ Anthony J. Cataldo____
Anthony J. Cataldo
Chief Executive Officer